Exhibit 99.2

*© 2011 Così, Inc. All rights reserved.

Supplemental
Information
May 12, 2011
Q1 2011 Investor Teleconference

*© 2011 Così, Inc. All rights reserved.

Safe Harbor Concerning Forward Looking Statements
Matters discussed in this presentation that relate to events or developments which are expected to occur in the future, including any discussion, expressed or implied, of anticipated growth, new store openings, operating results or earnings constitute forward-looking statements.
 Forward-looking statements are based on management's beliefs, assumptions and expectations of our future economic performance, taking into account the information currently available to management. These statements are not statements of historical fact. Forward-
 looking statements involve risks and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. Factors that could contribute to these differences include, but are not limited to:
 – the cost of our principal food products and supply and delivery shortages and interruptions;
 – labor shortages or increased labor costs;
 – changes in demographic trends and consumer tastes and preferences, including changes resulting from concerns over nutritional or safety aspects of beef, poultry, or other foods or the effects of food-borne illnesses such as E.coli, “mad cow disease” and avian influenza or “bird flu”;
 – expansion into new markets including foreign countries
 – our ability to locate suitable restaurant sites in new and existing markets and negotiate acceptable lease terms
 – competition in our markets, both in our existing business and locating suitable restaurant sites;
 – our operation and execution in new and existing markets;
 – our ability to recruit, train and retain qualified corporate and restaurant personnel and management;
 – cost effective and timely planning, design and build out of new restaurants
 – our ability to attract and retain qualified franchisees and our franchisees’ ability to open restaurants on a timely basis
 – our ability to generate positive cash flow from existing and new restaurants;
 – the rate of our internal growth and our ability to generate increased revenue from our new and existing restaurants
 – the reliability of our customer and market studies
 – fluctuations in our quarterly results due to seasonality;
 – increased government regulation and our ability to secure required government approvals and permits
 – our ability to create customer awareness of our restaurants in new markets;
 – market saturation due to new restaurant openings;
 – inadequate protection of our intellectual property;
 – Our ability to obtain additional capital and financing
 – adverse weather conditions which impact customer traffic at our restaurants; and
 – adverse economic conditions.
 The words "believe," "may," "will," "should," "anticipate," "estimate," "expect," "intend," "objective," "seek," "plan," "strive,“ ”project” or similar words, or the negatives of these words, identify forward-looking statements. We qualify any forward-looking statements entirely by these cautionary factors.

*© 2011 Così, Inc. All rights reserved.

Q1 2011 Teleconference Agenda
• Introductory Comments
• Financial Results
 o Slide 4 - Restaurant Margin Performance Q1
 o Slide 5 - Reconciliation of Non-GAAP
 Measures To Net Income Q1
 o Questions and Answers

*© 2011 Così, Inc. All rights reserved.

Restaurant Margin Performance - Q1

*© 2011 Così, Inc. All rights reserved.

Reconciliation of Non-GAAP Measures To Net Income